UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
June 5, 2009 (June 4, 2009)
Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

P.O. Box 989
Bluefield, Virginia	24605-0989

(Address of principal executive offices)	(Zip Code)
(276) 326-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On June 4, 2009, First Community Bancshares, Inc. (the “Company”) and its wholly-owned subsidiary, First Community Bank, N.A. (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as representative of the underwriters named therein, to issue and sell 4,600,000 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), at a public offering price of $12.50  per share in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the underwriters a 30-day option to purchase up to an additional 690,000 shares of the Company’s Common Stock to cover over-allotments, if any. The net proceeds of the Offering, after underwriting discounts and commissions and expenses, will be approximately $53.81 million.
The Underwriting Agreement contains customary representations, warranties and covenants that are valid as among the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company or the Bank. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
Sandler O’Neill + Partners, L.P. acted as the Company’s financial advisor in connection with the Company’s proposed acquisition of TriStone Community Bank. Sandler O’Neill + Partners, L.P. has received a fee for such services and will receive an additional fee upon the closing of the acquisition. An affiliate of Raymond James & Associates, Inc., an underwriter in the Offering, provides the Company with certain securities brokerage services on a networking basis for the customers of the Bank’s subsidiary, Investment Planning Consultants, Inc.
The shares of Common Stock were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-153692), filed on September 26, 2008 and declared effective as of October 6, 2008 (the “Registration Statement”). The Offering is being made under the prospectus supplement, dated June 4, 2009 (“Prospectus Supplement”), and the accompanying prospectus, dated October 6, 2008, constituting a part of the Registration Statement.
Item 8.01 Other Events
On June 5, 2009, the Company filed with the Securities and Exchange Commission the Prospectus Supplement to the base prospectus contained in the Company’s Registration Statement. Exhibits 1.1, 5.1 and 23.1 attached to this Current Report on Form 8-K are incorporated by reference in their entirety into the Prospectus Supplement and Registration Statement.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are included with this report:

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated June 4, 2009, among First Community

Exhibit No.	Exhibit Description

Bancshares, Inc., First Community Bank, N.A. and Sandler O’Neill + Partners, L.P., as representative of the underwriters.

5.1	Opinion of Patton Boggs LLP.

23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.
Date: June 5, 2009	By:	/s/ Robert L. Schumacher
Robert L. Schumacher
Senior Vice President and General Counsel